SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14040 Danielson Street

Poway, California 92064-6857

(Address of Principal Executive Offices)

(858) 746-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

5.02(e). On July 30, 2007, our Compensation Committee approved a new compensation arrangement for Mr. Lasse Beijer, our Chief Operating Officer – Europe. As described in the current report on Form 8-K we filed June 6, 2007, Mr. Beijer was appointed as our Chief Operating Officer – Europe effective June 1, 2007. Before that, he served as the principal officer responsible for our Nordic region.

Under the new arrangement, Mr. Beijer will receive a base salary with a value of US$ 275,000, with retroactive effect to June 1, 2007. He will be eligible for a bonus of 60% of his salary, based on achievement of certain performance targets under our executive bonus plan. Mr. Beijer will also be eligible to receive customary executive benefits, including an automobile allowance, health benefits, pension contributions, and relocation benefits.

Finally, the Compensation Committee also approved a grant of options to purchase 36,000 shares of our stock. One-quarter of the options will vest on each of the first four anniversaries of the grant date, except that in the event of a change of control, all outstanding unvested stock options shall become fully vested and exercisable. The options were issued on August 1, 2007, in accordance with the terms of our 2006 Incentive Award Plan.

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SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: August 3, 2007	RESMED INC.
(registrant)

	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Secretary, Global General Counsel and
Senior Vice President - Organizational Development

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